Exhibit 5.1

DISTRICT OFFICE 1915 EYE ST NW WASHINGTON, DC 20006 LONDON OFFICE ONE GREAT CUMBERLAND PLACE MARBLE ARCH, LONDON, W1H7AL	LAW OFFICES OF DAVID E. PRICE, PC #3 BETHESDA METRO CENTRE SUITE 700 BETHESDA, MD 20814 --------- Tel (202) 536-5191 TopTier.eu	MONACO OFFICE SUITE #1, 17 BLVD DE SUISSE MONACO 98000 ISRAEL OFFICE DIAMOND TOWER, 28TH FLOOR 3A JABOTINSKI RD., RAMAT-GAN 52520

March 26th, 2024

VIA ELECTRONIC TRANSMISSION

Kioni Holdings Ltd.
114 Lavender Street, #08-72 CT Hub 2,
Singapore 338729

Re: Kioni Holdings; Form S-1 Registration Statement

Ladies & Gentlemen,

We refer to the above-captioned registration statement on Form S-1 ("Registration Statement") under the Securities Act of 1933, as amended ("Act"), filed by Kioni Holdings Ltd., a Delaware corporation ("Company"), with the Securities and Exchange Commission.

We have examined the original, photocopied, certified copied or other evidence of such records of the Company, including but not limited to the updated Bylaws, Delaware Certificate of Incorporation, Certificate of Amendments, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such documents.

Based on our examination mentioned above, we are of the opinion that the securities being sold pursuant to the Registration Statement are duly authorized and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Should you have any questions or comments, please do feel free to contact me at any time.

Sincerely yours,

/s/ David E. Price, Esq.

David E. Price, Esq.

DEP/mc
cc: Board of Dirs.